UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 24, 2017, were submitted to a vote of the stockholders of CoStar Group at the Company’s 2017 Annual Meeting held on June 6, 2017. The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Laura Cox Kaplan, Michael J. Glosserman, Warren H. Haber, John W. Hill, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	29,275,172	819,470	22,225	682,545
Andrew C. Florance	29,812,869	281,070	22,928	682,545
Laura Cox Kaplan	30,000,353	93,996	22,518	682,545
Michael J. Glosserman	29,908,478	185,552	22,837	682,545
Warren H. Haber	29,441,456	652,575	22,836	682,545
John W. Hill	29,989,721	104,352	22,794	682,545
Christopher J. Nassetta	29,581,852	472,990	62,025	682,545
David J. Steinberg	29,997,424	96,727	22,716	682,545

(2)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified upon the following vote:

Votes For	30,595,561
Votes Against	182,043
Abstentions	21,808

(3)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	26,267,653
Votes Against	3,633,926
Abstentions	215,288
Broker Non-Votes	682,545

(4)	Stockholders voted, on an advisory basis, on the preferred frequency of conducting future advisory votes on executive compensation as follows:

Votes for One Year	28,468,212
Votes for Two Years	11,648
Votes for Three Years	1,613,953
Abstentions	23,054
Broker Non-Votes	682,545

Based on the results of the vote, and consistent with the previously approved recommendation of the Company’s Board of Directors to its stockholders, the Company has adopted a policy to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of conducting future advisory votes on executive compensation, which is expected to occur no later than the Company’s Annual Meeting of Stockholders in 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 6, 2017	/s/ Andrew C. Florance

Name: Andrew C. Florance
Title: Chief Executive Officer